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                                  Exhibit 11.1

              Statement Regarding Computation of Per Share Earnings
               (In millions, except share and per share amounts )

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

                                                                    Quarter Ended
                                                                  ------------------
                                                                      March 31,
                                                                  ------------------
                                                                  1998         1997
                                                                  ----         ----
Net income                                                    $    33.6   $     39.7

Weighted average number of common shares
outstanding during each year - basic                               71.0         80.4

Weighted average number of common shares
and common stock equivalents outstanding during
each year -  diluted                                               74.0         84.5
                                                                -------     --------

Basic earnings per share                                     $     0.47    $    0.49
                                                                -------     --------
                                                                -------     --------

Diluted earnings per share                                   $     0.45    $    0.47
                                                                -------     --------
                                                                -------     --------
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